Exhibit 24

POWERS OF ATTORNEY

Each person whose signature appears below hereby authorizes Richard W. Parod, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, the Registration Statement on Form S-8 for the Lindsay Corporation 2015 Long-Term Incentive Plan and any post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Robert E. Brunner *	Director	May 22, 2015
Robert E. Brunner

/s/ Howard G. Buffett *	Director	May 22, 2015
Howard G. Buffett

/s/ Michael N. Christodolou *	Director	May 22, 2015
Michael N. Christodolou

/s/ W. Thomas Jagodinski *	Director	May 22, 2015
W. Thomas Jagodinski

/s/ Michael C. Nahl *	Director and Chairman of the Board	May 22, 2015
Michael C. Nahl

/s/ David B. Rayburn *	Director	May 22, 2015
David B. Rayburn

/s/ Michael D. Walter *	Director	May 22, 2015
Michael D. Walter

/s/ William F. Welsh II*	Director	May 22, 2015
William F. Welsh II